Exhibit 99.1

Engility Reports Third Quarter 2013 Results

•	Third quarter revenue of $339 million and adjusted diluted EPS of $0.80

•	Adjusted operating margin increases to 8.9% from 8.6% in the prior quarter

•	Record Q3 2013 cash flow from operations of $75 million and $110 million year-to-date

•	DSO decreases by 6 days to 77 days

•	Updates 2013 outlook

CHANTILLY, VA – November 12, 2013, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the third quarter ended September 27, 2013.

Third Quarter 2013 Results

Total revenue for the third quarter of 2013 was $339 million. GAAP and adjusted operating income for the third quarter was $30 million, or an operating margin of 8.9%. Net income attributable to Engility was $12 million, or $0.68 per diluted share. Adjusted net income was $14 million, or $0.80 per diluted share. Our adjusted net income excludes the $4 million write-off of bank debt fees associated with the refinancing of our senior secured credit facility, which we previously disclosed and is recorded in our third quarter 2013 interest expense. Information about the use of our non-GAAP financial information is provided below under “Non-GAAP Measures”.

“Our third quarter profitability and cash flow were very strong and we saw significant improvement in our DSO from last quarter. We increased our operating margin to 8.9%, generated record quarterly cash flow of $75 million and reported a six day decrease in our DSO,” said Tony Smeraglinolo, President and CEO of Engility. “We continue to benefit from our differentiated low-cost business model and from the process improvements we recently implemented to increase our cash velocity. We are controlling what we can control and, overall, believe we are executing well in a difficult environment.”

“We expect our business will continue to be impacted by lower contract funding levels and award delays as a result of Federal budget uncertainty and by reduced in-theater work. However, during the third quarter, we won two major IDIQ awards, as well as a number of important single-award contracts. In addition, we received a considerable amount of funding from some of our existing customers at the beginning of the fourth quarter. The enhanced business development team we put into place at the beginning of this year has increased our pipeline and our competitive position in the market, which positions us for long-term growth.”

Key Performance Indicators

•	Funded backlog at the end of the 2013 third quarter was $574 million.

•	Contract funded orders in the third quarter of 2013 were $263 million, representing a book-to-bill ratio of 0.8. On a trailing-twelve month basis, our contract funded orders were approximately $1.3 billion, representing a book-to-bill ratio of 0.9.

•	Days sales outstanding, net of advanced payments, at the end of the 2013 third quarter was 77 days.

Cash Flow and Credit Facility

•	Cash flow from operations for the third quarter of 2013 was $75 million, and our net debt to trailing 12-month adjusted EBITDA leverage ratio was approximately 1.5 times.

•	On August 9, 2013, we replaced our previous senior secured credit facility with a new $450 million senior secured credit facility. This new facility lowered our borrowing costs by almost 50%. At the end of the 2013 third quarter, we had net debt of $206 million, compared to $275 million at the end of the second quarter of 2013.

Significant Third Quarter 2013 Awards

•	Awarded a prime position on two major Navy IDIQ vehicles with a combined ceiling value of approximately $1.1 billion. We now have won more than $15 billion worth of IDIQ ceiling value since we established Engility a little over one year ago.

•	Awarded six task orders totaling more than $28 million under the African Contingency Operations Training and Assistance (ACOTA) contract, a program managed by the Bureau of African Affairs in the U.S. Department of State. Under these task orders, Engility personnel will provide an array of training to forces in Djibouti, Nigeria, Malawi, Benin, Rwanda and Tanzania.

•	An $18.9 million single-award contract by the U.S. Army’s Natick Soldier Research, Development and Engineering Center (NSRDEC). Under this 18-month contract for new work, Engility will provide our integration services expertise along with hardware integration kits to support the U.S. Marine Corp’s requirements for Integration Technology (IT) communication interface hubs that enable high speed data distribution and interface connectivity between communication electronics maintenance (CEM) systems, worldwide IT Infrastructure and network data links.

•	A $13.5 million task order by the U.S. Agency for International Development (USAID) to support clean energy initiatives in Ukraine. Under this single-award cost-plus fixed fee contract for new work, Engility will support USAID and Ukrainian efforts to improve the clean energy legislative and regulatory enabling environment, promote investments in clean energy, build capacity in the Ukrainian private and public sector to carry clean energy activities in the long-run, and enhance the capacity of the Ukrainian government to plan and implement low emissions development strategies.

2013 Outlook

We are updating the fiscal year 2013 financial guidance we issued on August 12, 2013 based on our financial results for the first nine months of 2013 and our outlook for the remainder of 2013. Previously, we indicated our financial results may be near the low-end of our 2013 guidance ranges. We now are narrowing our 2013 revenue and earnings per share guidance ranges. For 2013, we expect our 2013 revenue results to be slightly below our prior guidance range due to lower contract funding levels and award delays as a result of Federal budget uncertainty. We expect our earnings per share results to be in-line with the low-end of our prior guidance range. In addition, we expect our operating cash flow to exceed our prior range due to the process improvements we recently implemented to increase our cash velocity. The table below summarizes our fiscal year 2013 guidance.

	Current 2013 Outlook	Low-End of Prior 2013 Outlook
Revenue	$1.39-1.41 billion	$1.45 billion
Adjusted Diluted EPS (1) (2)	$3.20-3.30	$3.25
GAAP Diluted EPS (1)	$2.96-3.06	$3.01
Operating cash flow (range)	$110 million to $130 million	$80 million

(1)	2013 GAAP and adjusted diluted EPS guidance assumes weighted-average outstanding shares of approximately 17.7 million and a full year effective tax rate of 39.0%.
(2)	Our adjusted diluted EPS guidance excludes $3.2 million of legal and settlement costs incurred in the second quarter of 2013 and a $3.6 million write-off of bank debt fees in the third quarter of 2013 associated with the refinancing of our senior secured credit facility.

Non-GAAP Measures

The tables under “Engility Holdings, Inc. Reconciliation of Non-GAAP Measures” present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Diluted EPS Guidance, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“Non-GAAP Measures”). Engility has provided these Non-GAAP Measures to adjust for the impact of (i) transaction-related-spin-off costs for the Company’s July 2012 spin-off from L-3 Communications Holdings, Inc. (ii) legal and settlement costs and (iii) in the case of our Adjusted Diluted EPS Guidance, the write-off of bank debt fees associated with the refinancing of our senior secured credit facility. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring.

The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

CONFERENCE CALL INFORMATION

Engility will host a conference call at 5 P.M. ET on November 12, 2013, to discuss the financial results for the third quarter of 2013.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company’s website at http://www.EngilityCorp.com. Listeners may also access a slide presentation on the website which summarizes our 2013 third quarter results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners also may participate in the conference call by dialing (866) 515-2914 (domestic) or (617) 399-5128 (international) and entering pass code 46072979.

A replay will be available on the company’s website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through November 19, 2013 at (888) 286-8010 (domestic) or (617) 801-6888 (international) and entering pass code 70913874.

ABOUT ENGILITY CORPORATION

Engility is a pure-play government services contractor providing highly skilled personnel wherever, whenever they are needed in a cost-effective manner. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government. Engility has approximately 7,000 employees worldwide and achieved revenue of $1.7 billion in 2012. To learn more about Engility, please visit www.engilitycorp.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results and business plans. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2012, and our more recent periodic reports, which have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Corporate Communications and Media:	Investor Relations:
Eric Ruff	Dave Spille
Engility Holdings, Inc.	Engility Holdings, Inc.
(703) 375-6463	(703) 375-4221
eric.ruff@engilitycorp.com	dave.spille@engilitycorp.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 27, 2013	September 28, 2012	Change	September 27, 2013	September 28, 2012	Change
Revenue	$339,302	$404,496	$(65,194)	$1,078,309	$1,159,625	$(81,316)
Revenue from former affiliated entities	—	4,888	(4,888)	—	100,035	(100,035)

Total revenue	339,302	409,384	(70,082)	1,078,309	1,259,660	(181,351)
Costs and expenses
Cost of revenue	289,280	352,063	(62,783)	932,874	981,710	(48,836)
Cost of revenue from former affiliated entities	—	4,888	(4,888)	—	100,035	(100,035)

Total cost of revenue	289,280	356,951	(67,671)	932,874	1,081,745	(148,871)
Selling, general and administrative expenses	19,901	38,696	(18,795)	56,134	107,589	(51,455)
Goodwill impairment charge	—	426,436	(426,436)	—	426,436	(426,436)

Total costs and expenses	309,181	822,083	(512,902)	989,008	1,615,770	(626,762)

Operating income (loss)	30,121	(412,699)	442,820	89,301	(356,110)	445,411
Interest expense, net	7,558	4,833	2,725	19,099	5,027	14,072
Other income (expense), net	193	(7)	200	266	(52)	318

Income (loss) from continuing operations before income taxes	22,756	(417,539)	440,295	70,468	(361,189)	431,657
Provision for income taxes	8,699	1,378	7,321	27,344	24,997	2,347

Income (loss) from continuing operations	14,057	(418,917)	432,974	43,124	(386,186)	429,310
Loss from discontinued operations before income taxes	—	(469)	469	—	(1,017)	1,017
Benefit for income taxes	—	(161)	161	—	(391)	391

Loss from discontinued operations	—	(308)	308	—	(626)	626

Net income (loss)	$14,057	$(419,225)	$433,282	$43,124	$(386,812)	$429,936
Less: Net income attributable to noncontrolling interest	2,049	1,080	969	4,276	4,510	(234)

Net income (loss) attributable to Engility	$12,008	$(420,305)	$432,313	$38,848	$(391,322)	$430,170

Earnings (loss) per share allocable to Engility Holdings, Inc. common shareholders – Basic
Net income (loss) per share from continuing operations less noncontrolling interest	$0.71	$(25.78)	$26.49	$2.30	$(24.15)	$26.45

Net income (loss) per share from discontinued operations	—	(0.02)	0.02	—	(0.04)	0.04

Net income (loss) per share attributable to Engility	$0.71	$(25.80)	$26.51	$2.30	$(24.19)	$26.49

Earnings (loss) per share allocable to Engility Holdings, Inc. common shareholders – Diluted
Net income (loss) per share from continuing operations less noncontrolling interest	$0.68	$(25.78)	$26.46	$2.21	$(24.15)	$26.36

Net income (loss) per share from discontinued operations	—	(0.02)	0.02	—	(0.04)	0.04

Net income (loss) per share attributable to Engility	$0.68	$(25.80)	$26.48	$2.21	$(24.19)	$26.40

Weighted average number of shares outstanding
Basic	16,915	16,291		16,855	16,176
Diluted	17,770	16,291		17,592	16,176

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of September 27, 2013	As of December 31, 2012
Assets:
Current assets:
Cash and cash equivalents	$24,323	$27,021
Receivables, net	316,488	366,236
Other current assets	28,216	34,832

Total current assets	369,027	428,089
Property, plant and equipment, net	10,898	11,941
Goodwill	477,604	477,604
Identifiable intangible assets, net	94,386	100,929
Other assets	7,352	8,887

Total assets	$959,267	$1,027,450

Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$7,500	$50,250
Accounts payable, trade	23,492	20,725
Accrued employment costs	62,602	63,278
Accrued expenses	59,275	76,955
Advance payments and billings in excess of costs incurred	26,238	24,855
Deferred income taxes, current and income taxes payable	8,089	10,607
Other current liabilities	17,055	19,311

Total current liabilities	204,251	265,981
Long-term debt	222,500	284,750
Income tax payable	80,093	68,725
Other liabilities	17,473	19,683

Total liabilities	524,317	639,139
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of September 27, 2013 and December 31, 2012	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 17,221 shares issued and outstanding as of September 27, 2013 and 16,703 shares issued and outstanding as of December 31, 2012	172	168
Additional paid-in capital	762,256	755,638
Accumulated deficit	(341,590)	(380,438)
Noncontrolling interest	14,112	12,943

Total equity	434,950	388,311

Total liabilities and equity	$959,267	$1,027,450

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 27,	September 28,
	2013	2012
Operating activities:
Net income (loss)	$43,124	$(386,812)
Less: loss from discontinued operations, net of tax	—	(626)

Income (loss) from continuing operations	43,124	(386,186)
Goodwill impairment charge	—	426,436
Share-based compensation	7,282	4,552
Depreciation and amortization	9,055	12,365
Amortization of bank debt fees	5,880	645
Deferred income taxes	(2,727)	(20,854)
Changes in operating assets and liabilities:
Receivables	49,748	25,389
Other assets	4,145	(13,362)
Accounts payable, trade	2,767	(21,832)
Accrued employment costs	(676)	6,224
Accrued expenses	(17,680)	17,032
Advance payments and billings in excess of costs incurred	1,383	(6,727)
Other liabilities	7,215	297

Net cash provided by operating activities from continuing operations	109,516	43,979

Investing activities:
Capital expenditures	(1,470)	(1,640)
Proceeds from sale of property, plant, and equipment	—	604

Net cash used in investing activities from continuing operations	(1,470)	(1,036)
Financing activities:
Borrowings from term loan	200,000	335,000
Repayments of term loan	(335,000)	—
Borrowings from revolving credit facility	167,500	12,190
Repayments of revolving credit facility	(137,500)	(12,190)
Debt issuance costs	(2,493)	(11,005)
Net transfers to prior parent	—	(25,633)
Dividend paid to prior parent	—	(335,000)
Proceeds from share-based payment arrangements	893	484
Payment of employee withholding taxes on restricted stock units	(1,037)	—
Distributions to non-controlling interest member	(3,107)	(1,402)

Net cash used in financing activities from continuing operations	(110,744)	(37,556)
Discontinued Operations:
Net cash provided by operating activities	—	25,952
Net cash used in investing activities	—	—
Net cash used in financing activities	—	(25,952)

Net cash used in discontinued operations	—	—

Net change in cash and cash equivalents	(2,698)	5,387
Cash and cash equivalents, beginning of period	27,021	13,688

Cash and cash equivalents, end of period	$24,323	$19,075

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented (in thousands, except for ratio and per share amounts).

Adjusted Operating Income and Adjusted Operating Margin

(in thousands)

	Three Months Ended		Nine Months Ended
	September 27, 2013	September 28, 2012	September 27, 2013	September 28, 2012
Operating income	$30,121	$(412,699)	$89,301	$(356,110)
Adjustments
Goodwill impairment charge	—	426,436	—	426,436
Transaction-related-spin-off costs	—	4,000	—	17,300
Realignment costs	—	7,560	—	7,560
Legal and settlement costs	—	5,278	3,228	5,278

Total adjustments	—	443,274	3,228	456,574

Adjusted operating income	$30,121	$30,575	$92,529	$100,464

Operating margin	8.9%	(100.8)%	8.3%	(28.3)%
Adjusted operating margin	8.9%	7.5%	8.6%	8.0%

ENGILITY HOLDINGS, INC.

Adjusted Earnings Per Share

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 27, 2013	September 28, 2012	September 27, 2013	September 28, 2012
Adjusted operating income	$30,121	$30,575	$92,529	$100,464
Other items
Interest expense, net	7,558	4,833	19,099	5,027
Other income, net	193	(7)	266	(52)
Adjustment to operating income
Bank fees previously capitalized and included in interest expense	3,648	—	3,648	—

Adjusted income from continuing operations before income tax	26,404	25,735	77,344	95,385
Provision for income taxes	10,086	10,088	30,003	36,100

Adjusted income from continuing operations	16,318	15,647	47,341	59,285
Loss from discontinued operations	—	(308)	—	(626)
Net income attributable to non-controlling interest	2,049	1,080	4,276	4,510

Adjusted net income attributable to Engility Holdings, Inc.	$14,269	$14,259	$43,065	$54,149

GAAP earnings per share
Net income (loss) attributable to Engility Holdings, Inc.	$12,008	$(420,305)	$38,848	$(391,322)

Earnings (loss) per share attributable to Engility Holdings, Inc. common shareholders
Basic	$0.71	$(25.80)	$2.30	$(24.19)

Diluted	$0.68	$(25.80)	$2.21	$(24.19)

Weighted average common shares outstanding
Basic	16,915	16,291	16,855	16,176
Diluted	17,770	16,291	17,592	16,176
Adjusted earnings per share attributable to Engility Holdings, Inc. common shareholders
Basic	$0.84	$0.88	$2.56	$3.35

Diluted	$0.80	$0.83	$2.45	$3.16

Weighted average number of shares outstanding
Basic	16,915	16,291	16,855	16,176
Diluted	17,770	17,117	17,592	17,117

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 27, 2013	September 28, 2012	September 27, 2013	September 28, 2012
Income (loss) from continuing operations	$14,057	$(418,917)	$43,124	$(386,186)
Interest, taxes, depreciation, and amortization
Interest expense	7,558	4,833	19,099	5,027
Provision for income taxes	8,699	1,378	27,344	24,997
Depreciation and amortization	1,426	4,030	9,055	12,365

EBITDA	$31,740	$(408,676)	$98,622	$(343,797)

Adjustments to EBITDA
Goodwill impairment charge	—	426,436	—	426,436
Transaction-related-spin-off costs	—	4,000	—	17,300
Realignment costs	—	7,560	—	7,560
Legal and settlement costs	—	5,278	3,228	5,278

Total adjustments	—	443,274	3,228	456,574

Adjusted EBITDA	$31,740	$34,598	$101,850	$112,777

EBITDA Margin	9.4%	(99.8)%	9.1%	(27.3)%
Adjusted EBITDA Margin	9.4%	8.5%	9.4%	9.0%

ENGILITY HOLDINGS, INC.

Revision to Costs and Expenses

(in thousands)

	Three Month Ended September 28, 2012			Nine Months Ended September 28, 2012
	Reported	Adjustment	Revised	Reported	Adjustment	Revised
Costs and expenses
Cost of revenue	$354,147	$(2,084)	$352,063	$988,487	$(6,777)	$981,710
Cost of revenue from affiliated entities	4,888	—	4,888	100,035	—	100,035

Total cost of revenue	359,035	(2,084)	356,951	1,088,522	(6,777)	1,081,745
Selling, general and administrative expenses	36,612	2,084	38,696	100,812	6,777	107,589
Goodwill impairment charge	426,436	—	426,436	426,436	—	426,436

Total costs and expenses	822,083	—	822,083	1,615,770	—	1,615,770

Impact of the revision on cost and expenses	$—	$—	$—	$—	$—	$—

Note – As noted in our Form 10-K for the year ended December 31, 2012, management determined that we improperly classified certain amounts in cost of revenue that were selling, general and administrative in nature. We have assessed the impact of the adjustments on the statements of operations and determined that the period was not materially misstated. This change did not impact the balance sheet or statements of cash flows. The three and nine month periods ended September 28, 2012 have been revised to reflect this correction.

ENGILITY HOLDINGS, INC.

Estimated Adjusted Diluted EPS Guidance

For the Year Ending December 31, 2013

	Low-End	High-End
Estimated GAAP Diluted EPS	$2.96	$3.06
Known adjustments, net of tax
Legal and settlement costs	0.11	0.11
Bank debt fees previously capitalized	0.13	0.13

	0.24	0.24

Estimated Adjusted Diluted EPS	$3.20	$3.30